UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10th, 2004

Commission File No. 000-25553

Hubei Pharmaceutical Group Ltd.
(Exact name of registrant as specified in its charter)

NEVADA	88-0419476
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

410 Park Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 881-2899

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Agreement to Dispose of Asset.

The company has negotiated and on September 10th, 2004 confirmed acceptance, thereby entering into material agreement, to sell its 57.14% controlling interest in the Hubei Pharmaceutical Co. Ltd. joint venture (HBJV) located in Xiangfan city, Hubei province, PRC to Xiangfan Sanli Company of Hubei Zenith Group (Sanli). The salient points are as follows:

•	The company has invested a total of $278,000 into HBJV. The gross proceeds from sale, return of cash and recapture of expenses through reduction of accounts payable will be approximately $363,000. The selling price to Sanli is 980,000 Yuan RMB, approximately equivalent to $118,000. An additional 680,000 Yuan, previously recorded as $82,056 held in trust by the court pursuant to litigation with a plaintiff who has subsequently been convicted on criminal charges is expected to be released in a related civil suit and will be returned to the company. Credit notes will be issued resulting in recapture of expenses totaling 1,330,560 Yuan previously recorded as accounts payable totaling $ 160,743.
•	Fixed assets in the form of plant and equipment valued at $2,702,757 prior to depreciation together with all un-depleted inventories originally contributed by the minority partner at a value of $678,243 will removed fROm the consolidated balance sheet. The company is released from its agreement to invest a total of 40,000,000 Yuan, approximately equivalent to $4,800,000.
•	The effective date for the transfer, once all licensing and re-registration has been completed, will be recorded as July 31st, 2004. Accordingly the company expects to report the effect of the transaction in its consolidated balance sheet to be filed with the Securities and Exchange Commission on Form 10-QSB later this month.

The process of privatization by the minority partner has progressed slowly and has been influenced by third parties some of whose efforts have been counter productive or impeded the company's plans to accelerate investment and move forward. In addition, the unexpected privatization process, as previously reported, has introduced uncertainty as to the future ownership of the minority position, potentially limiting opportunities for expansion through acquisition and, although unlikely, possibly exposing the minority partner and therefore its interest in the joint venture to risks associated with unfunded payroll obligations in its other business activities. Management has been reluctant to expose investment capital on an accelerated schedule because of the inherent uncertainty and without such investment would not expect significant profitability from operations in the near term. Acquisition of HBJV along with the company's presence in the region led to other more mature opportunities including the company's recent acquisition of a 60% controlling interest in Hubei Tongji Benda Ebei Pharmaceutical Co, Ltd. a Sino-American joint venture with a private minority partner. Management does not feel that investment in HBJV represents the best use of, or will provide the best return on, invested capital. Disposal of the company's interest in HBJV eliminates future uncertainty with respect to the joint venture and clears the way for the company to focus on and aggressively pursue its other interests.

Item 9.01 (c)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 14th, 2004 announcing sale of joint venture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubei Pharmaceutical Group Ltd. (Registrant)

By:	/s/ H. Y. (Reid) Li

H. Y. (Reid) Li President and Chief Executive Officer

Date: September 14th, 2004

INFORMATION IN THIS FILING INCLUDES FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED AND FROM HISTORICAL RESULTS DEPENDING UPON A VARIETY OF FACTORS. ONE CAN IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY USE OF WORDS SUCH AS "STRATEGY," "EXPECTS," "PLANS," "ANTICIPATES," "BELIEVES," "WILL," "CONTINUES," "ESTIMATES," "INTENDS," "PROJECTS," "GOALS," "TARGETS" AND OTHER WORDS OF SIMILAR MEANING. ONE CAN ALSO IDENTIFY THEM BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THESE STATEMENTS ARE BASED ON OUR ASSUMPTIONS AND ESTIMATES AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. IT IS SUGGESTED THAT THE READER ALSO REVIEW THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JANUARY 31st, 2003; THE QUARTERLY REPORTS ON FORM 10-QSB FOR THE QUARTERS ENDED APRIL 30TH, JULY 31ST, AND OCTOBER 21ST, 2003; THE ANNUAL REPORT FILED ON FORM 10-KSB FOR THE YEAR ENDED JANARY 31ST, 2004 AND THE QUARTERLY REPORT FILED ON FROM 10-QSB FOR THE QUARTER ENDED APRIL 30TH, 2004.